EXHIBIT 24

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and/or directors of Schering-Plough Corporation, a New Jersey Corporation (herein called the “Corporation”), does hereby constitute and appoint Robert J. Bertolini, Steven H. Koehler and Susan Ellen Wolf, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign a registration statement of the Corporation on Form S-3, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 2nd day of August, 2007.

By: /s/ Fred Hassan	By: /s/ Robert J. Bertolini
Name: Fred Hassan	Name: Robert J. Bertolini
Title: Chairman of the Board and Chief Executive Officer	Title: Executive Vice President and Chief Financial Officer

By: /s/ Steven H. Koehler	By: /s/ Antonio M. Perez
Name: Steven H. Koehler	Name: Antonio M. Perez
Title: Vice President and Controller	Title: Director

By: /s/ Hans W. Becherer	By: /s/ Patricia F. Russo
Name: Hans W. Becherer	Name: Patricia F. Russo
Title: Director	Title: Director

By: /s/ Thomas J. Colligan	By: /s/ Jack L. Stahl
Name: Thomas J. Colligan	Name: Jack L. Stahl
Title: Director	Title: Director

By: /s/ C. Robert Kidder	By: /s/ Kathryn C. Turner
Name: C. Robert Kidder	Name: Kathryn C. Turner
Title: Director	Title: Director

By: /s/ Philip Leder, M.D.	By: /s/ Robert F. W. van Oordt
Name: Philip Leder, M.D.	Name: Robert F. W. van Oordt
Title: Director	Title: Director

By: /s/ Eugene R. McGrath	By: /s/ Arthur F. Weinbach
Name: Eugene R. McGrath	Name: Arthur F. Weinbach
Title: Director	Title: Director

By: /s/ Carl E. Mundy, Jr.
Name: Carl E. Mundy, Jr. Title: Director